EXHIBIT 32.1


CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DYNASIL CORPORATION OF AMERICA (the "Company") on Form 10Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Craig T Dunham, President and Chief Executive Officer of the Company and Paul
J. Weaver, Chief Financial Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                    /s/ Craig T Dunham
                                   -------------------
                                   Craig T Dunham
                                   President and Chief Executive Officer

                                   /s/ Paul J. Weaver
                                   -------------------
                                   Paul J. Weaver
                                   Chief Financial Officer and Chief
                                   Accounting Officer
August 12, 2009